UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2007

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RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

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Nevada	000-07336	59-34862971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Technology Drive, West Melbourne, FL 32904

(Address of principal executive offices) (Zip Code)

(321) 984-1414

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On August 2, 2007, RELM Wireless Corporation (the “Registrant”) received notification from the United States Postal Service (“USPS”) that the USPS has elected to renew for a second time the parties’ exclusive requirements contract (the “Contract”) for a period of one year thereby extending the Contract through July 14, 2008. The Contract, entered into July 2005, had an initial term of one year and has two remaining one-year renewals at the option of the USPS, and is terminable by either party upon 180 days’ written notice. Under the Contract, the Registrant is the exclusive provider of two-way portable radios and accessories to USPS installations throughout the United States and its territories and possessions, including main and associate post offices, administrative offices, training and technical centers, and headquarters. The Contract does not specify purchase dates or quantities of equipment.

The foregoing summary of the Contract is qualified in its entirety by reference to the Contract, previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 and incorporated herein by this reference. A copy of the Registrant’s press release dated August 7, 2007 concerning the USPS’s renewal of the Contract is filed herewith as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description

99.1	Press Release of RELM Wireless Corporation dated August 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION
(Registrant)

By:	/s/ WILLIAM P. KELLY
William P. Kelly Executive Vice President and Chief Financial Officer

Date: August 7, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of RELM Wireless Corporation dated August 7, 2007